Exhibit 99.2
0 Supplemental Financial Presentation October 2025 Offering everyone a piece of the American spirit—one handshake at a time.

1 Important Information Forward-Looking Statements This presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements refer to the Boot Barn Holdings, Inc.’s (the “Company,” “Boot Barn,” “BOOT,” “we,” “us,” and “our,”) current expectations and projections relating to, by way of example and without limitation, the Company’s financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business, and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan“, “intend”, “believe”, “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook”, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties, and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions, or changes in consumer preferences; the impact that import tariffs and other trade restrictions imposed by the U.S., China, or other countries have had, and may continue to have, on our product costs and changes to U.S. or other countries’ trade policies and tariff and import/export regulations, including, without limitation, uncertainty with respect to the U.S. – China tariff deal; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings . The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this presentation after the date of this presentation. Industry and Market Information Statements in this presentation concerning our industry and the markets in which we operate, including our general expectations and competitive position, business opportunity and market size, growth and share, are based on information from independent industry organizations and other third-party sources, data from our internal research and management estimates. Management estimates are derived from publicly available information and the information and data referred to above and are based on assumptions and calculations made by us based upon our interpretation of such information and data. The information and data referred to above are imprecise and may prove to be inaccurate because the information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, please be aware that the data and statistical information in this presentation may differ from information provided by our competitors or from information found in current or future studies conducted by market research institutes, consultancy firms or independent sources. Recent Developments Our business and opportunities for growth depend on consumer discretionary spending, and as such, our results are particularly sensitive to economic conditions and consumer confidence. Inflation, changes to U.S. or other countries’ trade policies and tariff and import/export regulations, and other challenges affecting the global economy could impact our operations and will depend on future developments, which are uncertain. These and other effects make it more challenging for us to estimate the future performance of our business, particularly over the near-to-medium term. For further discussion of the uncertainties and business risks affecting the Company, see the sections captioned “Risk factors” in our periodic reports filed with the Securities and Exchange Commission.

2 Q2 Fiscal 2026 Results $426 $495 $505 LY High-End Guidance Actual Q2 Total Sales ($M) Q2 Earnings Per Share $0.95 $1.27 $1.37 LY High-End Guidance Actual $40.0 $53.0 $56.4 LY High-End Guidance Actual Q2 Income from Operations ($M) 19% Growth vs. LY 41% Growth vs. LY 44% Growth vs. LY 9.4% of sales 10.7% of sales 11.2% of sales +4.9% SSS% +6.5% SSS% +8.4% SSS%

3 Q2 Fiscal 2026 Results $185 $313 $352 $374 $426 $505 FY21 FY22 FY23 FY24 FY25 FY26 Q2 Total Sales ($M) -5.1% 61.7% 2.3% -4.8% 4.9% 8.4% FY21 FY22 FY23 FY24 FY25 FY26 Q2 Consolidated SSS% (50)bps +360bps +50bps +50bps +70bps +80bps FY21 FY22 FY23 FY24 FY25 FY26 Q2 Merchandise Margin % $0.20 $1.25 $1.06 $0.90 $0.95 $1.37 FY21 FY22 FY23 FY24 FY25 FY26 Q2 Earnings Per Share Onset of COVID 19% Total Sales Growth vs. LY +560bps over the last six years 44% Growth vs. LY Onset of COVID Onset of COVID Onset of COVID

4 Total Addressable Market has Increased Prior TAM Updated TAM Total Addressable Market (TAM) 1Prior estimated TAM calculated by an independent third party in April 2022. 2Updated estimated TAM calculated by an independent third party in August 2025. ~$40 Billion ~$58 Billion 1 2 All categories have increased

5 86 117 152 169 208 219 226 240 259 273 300 345 400 459 529 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 E Updated Store Count Potential – 1,200 U.S. Stores1 Annual Store Count Store Count More than Double Current Store Count Fiscal 2026 Year End Estimate 529 stores in 49 States2 Future Store Openings 1,200 stores Annual new store growth rate of 12% to 15% 1Represents the Company’s revised estimated U.S. store count potential of 1,200 stores, based on internal analysis and a third-party study, as provided on its second quarter earnings call held on October 29, 2025. 2Represents the Company’s guidance to open a total of 15% new stores in Fiscal 2026, as provided on its second quarter earnings call held on October 29, 2025. 2

6 Strategic Initiatives Update 1 2 3 4 New Stores Same Store Sales Omni-Channel Merchandise Margin & Exclusive Brands

7 New Store Economics 86 117 152 169 208 219 226 240 259 273 300 345 400 459 529 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 E Annual Store Count 1 1Represents the Company’s guidance to open a total of 15% new stores in Fiscal 2026, as provided on its second quarter earnings call held on October 29, 2025. 1 Metrics FY26 Guidance Selling Square Feet ~12,000 Year 1 Net Sales ~$3.2M Net Capital Investment ~$0.9M Net Inventory Investment ~$0.8M Total Net Investment ~$1.7M Year 1 Cash on Cash Return ~53% Payback Period ~1.8 years

8 11.9% 6.7% 7.3% -0.1% 0.3% 5.2% 10.0% 5.0% 3.1% 53.7% -0.1% -6.2% 5.5% 6.0% FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 FY26 E Consolidated SSS% 2 Same Store Sales Growth 1 1Reflects the high end of the Company’s guidance range provided on its second quarter earnings call held on October 29, 2025. Fiscal Consolidated SSS% by Quarter Year Q1 Actual Q2 Actual Q3 Q4 Full Year FY26 High-End Guide 9.4 8.4 4.5 3.0 6.0 FY25 1.4 4.9 8.6 6.0 5.5 FY24 (2.9) (4.8) (9.7) (5.9) (6.2) FY25 Two-Year Stack (1.5) 0.1 (1.1) 0.1 (0.7) FY23 10.0 2.3 (3.6) (5.5) (0.1) FY22 78.9 61.7 54.2 33.3 53.7 1

9 2 Store SSS% 1Represents preliminary retail store same store sales for October Fiscal 2026. 9.8% 11.0% 8.0% 11.2% 7.9% 5.1% 7.6% Apr May Jun July Aug Sep Oct Nov Dec Jan Feb Mar FY26 -6.5% -0.7% 3.3% 0.2% 1.6% 0.2% -4.2% -13.9% 7.5% -0.2% -7.2% 5.2% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY25 Two-Year Stack Thanksgiving Shift 1 -1.5% 1.9% 1.8% -0.9% 5.3% 7.5% 4.6% -2.4% 16.0% 7.0% 0.9% 8.0% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY25 Thanksgiving Shift FY24 -5.0% -2.6% 1.5% 1.1% -3.7% -7.3% -8.8% -11.5% -8.5% -7.2% -8.1% -2.8% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar

10 3 Omni-Channel Capabilities Drive Store Traffic • Bring Long Tail to Stores • Ship to Store / BOPIS • Return in Store Deliver Digital Experience in Stores • Mobile App • Range Finder (AI-enabled) • WHIP (endless aisle) • Cassidy (in-store consumer AI solution) Fulfill Online Demand Efficiently • DC Fulfillment • Store Fulfillment • Same Day Delivery Drive Online Profitability • Boot Barn retail price consistent across channels • Infrequent promotions • Profitable ROAS standard • Maximize clearance margin

11 3 E-commerce SSS% 1Represents preliminary e-commerce same store sales for October Fiscal 2026. -0.4% 15.8% 12.3% 12.5% 16.1% 14.3% 24.1% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY26 -14.1% -3.0% 5.2% -6.9% -0.9% 1.6% -3.1% -12.9% 5.1% 5.8% 3.1% -0.9% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY25 Two-Year Stack Thanksgiving Shift 1 5.0% 6.0% 8.7% 5.0% 12.1% 12.2% 13.7% 2.2% 13.5% 17.1% 9.0% 5.1% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar FY25 Thanksgiving Shift FY24 -19.1% -9.0% -3.5% -11.9% -13.0% -10.6% -16.8% -15.1% -8.4% -11.3% -5.9% -6.0% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar

④ Margin Expansion & Exclusive Brands Growth

Exclusive Brands


CODY JAMES


SHYANNE


IDYLLWIND
FUELED BY MIRANDA LAMBERT


HAWX


MOONSHINE SPIRIT
BY BRAD PAISLEY


RANK 45

Exclusive Brands (EB) Penetration Growth

Margin enhancement ~1,000bps vs. 3rd party brands


~2,480bps penetration
(~250bps of margin accretion)
16.2%
$126M in sales
FY19
38.6%
$738M in sales
FY25
41.0%
+240bps vs. LY
$916M in sales
FY26 E [1]

Merchandise Margin Growth

Estimated 720bps of Total Merchandise Margin Expansion


+90bps
FY20
+90bps
FY21
+270bps
FY22
(70)bps
FY23
+160bps
FY24
+130bps
FY25
+50bps
FY26 E [1]

Exclusive Brands (EB) is Only 1/3 of Margin Appreciation


EB Expansion
250bps
Other Margin Drivers
470bps

Margin Drivers
- Full-price selling
- Buying economies of scale
- Supply chain efficiencies
- Volume discounts
- Exclusive brands sales penetration

[1]Reflects the high end of the Company's guidance range provided on its second quarter earnings call held on October 29, 2025.

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13 FY26 Guidance

Full Year Fiscal 2026 Financial Guidance

Full Year FY26 Financial Guidance	Low-End ($M)	High-End ($M)	Low-End Guidance Comments vs. LY	High-End Guidance Comments vs. LY	Prior Guide High End ($M)
Total Net Sales	$2,197	$2,235			$2,180
Consolidated SSS%	4.0%	6.0%			3.5%
Store SSS%	3.3%	5.3%			3.0%
E-commerce SSS%	11.0%	13.0%			8.5%
Total Net Sales Growth %	15%	17%			14%
15% New Store Openings	70	70			65-70
Merchandise Margin [1]	$1,106	$1,130	+20bps merchandise margin increase +240bps exclusive brands penetration	+50bps merchandise margin increase +240bps exclusive brands penetration	$1,096
%	50.3%	50.6%			50.3%
Gross Profit	$818	$842	(30)bps deleverage	20bps leverage	$812
%	37.2%	37.7%			37.2%
SG&A	$541	$548	40bps leverage[2]	50bps leverage[2]	$535
%	24.6%	24.5%			24.5%
Income from Operations	$277	$294	10bps leverage[2]	70bps leverage[2]	$277
%	12.6%	13.2%			12.7%
GAAP Earnings per Diluted Share	$6.75	$7.15	26.0% effective tax rate for the remaining 6 months of the fiscal year 15% EPS growth[3]	26.0% effective tax rate for the remaining 6 months of the fiscal year 22% EPS growth[3]	$6.70

[1]Merchandise cost of goods sold includes the cost of merchandise, inbound and outbound freight, obsolescence and shrinkage provisions, supplier allowances, and inventory acquisition-related costs.

[2]Included in SG&A and income from operations in the prior-year period was a net benefit of $6.7 million primarily related to the Company's former Chief Executive Officer's ("CEO") forfeiture of unvested long-term equity incentive compensation and the reversal of cash incentive bonus expense as a result of his resignation. We estimate a 35 basis point benefit in the prior full-year period related to the former CEO's resignation. These expenses were not deductible for income taxes.

[3]Included in net income per diluted share in the prior-year period was an estimated $0.22 benefit related to the former CEO's resignation.

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Q3 Fiscal 2026 Financial Guidance

Q3 FY26 Financial Guidance	Low-End ($M)	High-End ($M)	High-End Guidance Comments vs. LY
Total Net Sales Consolidated SSS% Store SSS% E-commerce SSS% Total Net Sales Growth %	**$688** 2.5% 1.0% 13.0% 13%	**$700** 4.5% 3.0% 15.0% 15%	
Merchandise Margin[1] %	**$342** 49.7%	**$348** 49.7%	+30bps merchandise margin +200bps exclusive brands penetration
Gross Profit %	**$265** 38.6%	**$272** 38.8%	(40)bps deleverage
SG&A %	**$163** 23.8%	**$164** 23.5%	Included in SG&A and income from operations in the prior year period was a net benefit of $6.7 million primarily related to the Company's former Chief Executive Officer's ("CEO") forfeiture of unvested long-term equity incentive compensation and the reversal of cash incentive bonus expense as a result of his resignation. We estimate a 110 basis point benefit in the prior third quarter period related to the former CEO's resignation. These expenses were not deductible for income taxes.
Income from Operations %	**$102** 14.8%	**$107** 15.3%	
GAAP Earnings per Diluted Share	**$2.47**	**$2.59**	Included in net income per diluted share in the prior third quarter period was an estimated $0.22 benefit related to the former CEO's resignation.

[1]Merchandise cost of goods sold includes the cost of merchandise, inbound and outbound freight, obsolescence and shrinkage provisions, supplier allowances, and inventory acquisition-related costs.

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